OLD MUTUAL FUNDS II

AMENDMENT TO AMENDED AND RESTATED
EXTENDED EXPENSE LIMITATION AGREEMENT

THIS AMENDMENT dated as of November 16, 2010 to the Amended and Restated Extended Expense Limitation Agreement dated January 23, 2008, as amended (the “Extended Expense Limitation Agreement”), by and between Old Mutual Funds II (“OMF II”) and Old Mutual Capital, Inc., shall be as follows:

WHEREAS, the parties wish to extend the term of the Extended Expense Limitation Agreement pursuant to Paragraph II of the Expense Limitation Agreement.

NOW THEREFORE, the parties agree as follows:

1.	The Extended Expense Limitation Agreement shall take effect for all series portfolios except the Old Mutual Focused Fund on January 1, 2013 and continue in effect through December 31, 2021.

2.	The Extended Expense Limitation Agreement shall take effect for the Old Mutual Focused Fund on August 1, 2014 and continue in effect through December 31, 2021.

3.	Except as expressly amended and provided herein, all of the terms, conditions and provisions of the Extended Expense Limitation Agreement shall continue in full force and effect.

IN WITNESS WHEREOF, the parties have caused this amendment to be executed by their respective duly authorized officers, to be effective as of the day and year first written above.

	OLD MUTUAL FUNDS II		OLD MUTUAL CAPITAL, INC.

By:	/s/ Robert T. Kelly	By:	/s/ Mark E. Black
Name:	Robert T. Kelly	Name:	Mark E. Black
Title:	Treasurer	Title:	Chief Financial Officer

SCHEDULE A
TO
AMENDED AND RESTATED EXTENDED EXPENSE LIMITATION AGREEMENT
BETWEEN
OLD MUTUAL FUNDS II
AND
OLD MUTUAL CAPITAL, INC.
DATED JANUARY 23, 2008

	Class A Expense Limit	Class C Expense Limit	Institutional Class Expense Limit	Class Z Expense Limit

This Agreement relates to the following Portfolios of the Trust:

Equity Funds
Old Mutual Analytic U.S. Long/Short Fund	3.00%	N/A	2.75%	2.75%
Old Mutual Barrow Hanley Value Fund	3.00%	N/A	2.75%	2.75%
Old Mutual Focused Fund	3.00%	N/A	2.75%	2.75%
Old Mutual Heitman REIT Fund	3.00%	N/A	2.75%	2.75%
Old Mutual Large Cap Growth Fund	3.00%	N/A	2.75%	2.75%
Old Mutual Strategic Small Company Fund	3.00%	N/A	2.75%	2.75%
Old Mutual TS&W Mid-Cap Value Fund	3.00%	N/A	2.75%	2.75%
Old Mutual TS&W Small Cap Value Fund	3.00%	N/A	2.75%	2.75%

Fixed Income Funds
Old Mutual Barrow Hanley Core Bond Fund	N/A	N/A	2.75%	N/A
Old Mutual Cash Reserves Fund	3.00%	N/A	2.75%	2.75%
Old Mutual Dwight High Yield Bond Fund	N/A	N/A	2.75%	N/A
Old Mutual Dwight Intermediate Fixed Income Fund	3.00%	3.75%	2.75%	2.75%
Old Mutual Dwight Short Term Fixed Income Fund	3.00%	3.75%	2.75%	2.75%
Old Mutual US Government Money Market Fund	N/A	N/A	2.75%	N/A
Old Mutual US Treasury Money Market Fund	N/A	N/A	2.75%	N/A